Timken Reports Strong Second-Quarter 2023 Results

•Record sales of $1.27 billion, up 10 percent from last year
•Second-quarter EPS of $1.73; adjusted EPS of $2.01
•Net income margin of 9.8 percent; adjusted EBITDA margin of 20.7 percent
•Repurchased 1.3 million shares during the quarter
•Updates 2023 outlook; now expects 2023 EPS of $5.70-$6.10, with adjusted EPS of $6.90-$7.30

NORTH CANTON, Ohio: August 3, 2023 — The Timken Company (NYSE: TKR; www.timken.com), a global leader in engineered bearings and industrial motion products, today reported second-quarter 2023 sales of $1.27 billion, up 10.3 percent from the same period a year ago. The increase was driven by the benefit of acquisitions (net of divestitures) and continued organic growth in both segments led by Industrial Motion, partially offset by unfavorable foreign currency translation.

Timken posted net income in the second quarter of $125.2 million or $1.73 per diluted share, a record for the second quarter. This compares to net income of $105.0 million or $1.42 per diluted share for the same period a year ago.

Excluding special items (detailed in the attached tables), adjusted net income in the second quarter was $146.1 million or $2.01 per diluted share, a record for the second quarter. This compares to adjusted net income of $131.8 million or $1.78 per diluted share for the same period in 2022. Adjusted EBITDA in the quarter was $263.0 million or 20.7 percent of sales, compared with $231.2 million or 20.0 percent of sales in the second quarter of last year.

Net cash from operations for the quarter was $144.0 million and free cash flow was $94.4 million. During the quarter, Timken repurchased approximately 1.3 million shares of company stock, or nearly 2 percent of outstanding shares, and increased its quarterly dividend by 6 percent. In total, the company returned $124.3 million of cash to shareholders through dividends and share repurchases during the second quarter. In April, Timken closed on the previously announced acquisition of Nadella Group, and in June, the company completed the sale of a portion of its controlling stake in Timken India Limited.

“Timken delivered strong results in the second quarter, achieving double-digit sales and earnings growth and year-over-year margin expansion,” said Richard G. Kyle, Timken president and chief executive officer. “Our performance reflects improved operational execution across the enterprise and the continued positive impact of our strategic growth and capital allocation initiatives.”

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Second-Quarter 2023 Segment Results

Engineered Bearings sales of $857.2 million increased 7.4 percent from the same period a year ago. The increase was driven by the benefit of acquisitions and modest organic growth, partially offset by unfavorable foreign currency translation.

EBITDA for the quarter was $185.5 million or 21.6 percent of sales, compared with EBITDA of $167.5 million or 21.0 percent of sales for the same period a year ago. The increase in EBITDA was driven primarily by the impact of favorable price/mix and lower material & logistics costs, as well as the benefit of acquisitions and lower Russia-related charges, partially offset by higher manufacturing costs and the impact of lower volume.

Excluding special items, adjusted EBITDA in the quarter was $189.6 million or 22.1 percent of sales, compared with $176.6 million or 22.1 percent of sales in the second quarter of last year.

Industrial Motion sales of $415.1 million increased 16.8 percent compared with the same period a year ago. The increase was driven by strong organic growth led by the drive systems and services platforms, as well as the benefit of acquisitions (net).

EBITDA for the quarter was $80.9 million or 19.5 percent of sales, compared with EBITDA of $65.1 million or 18.3 percent of sales for the same period a year ago. The increase in EBITDA was driven primarily by the impact of favorable price/mix and higher volume, partially offset by higher SG&A costs.

Excluding special items, adjusted EBITDA in the quarter was $85.9 million or 20.7 percent of sales, compared with $67.4 million or 19.0 percent of sales in the second quarter of last year.

2023 Outlook

Timken is updating its 2023 outlook, with full-year earnings per diluted share now forecasted to be in the range of $5.70 to $6.10 and adjusted earnings per diluted share in the range of $6.90 to $7.30. The company is now planning for 2023 revenue to be up approximately 8 percent in total at the midpoint from 2022.

“We have updated our outlook to reflect current order trends and continued near-term economic uncertainty,” said Kyle. “Macro drivers remain constructive across most of the markets we serve, and Timken is on track to deliver all-time record results in 2023. Looking ahead, we will continue to focus on advancing our proven strategy to drive profitable growth and resilient performance.”

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Conference Call Information

Timken will host a conference call today at 11 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:	Thursday, August 3, 2023
11:00 a.m. Eastern Time
Live Dial-In: 833-470-1428
Or 404-975-4839
Access Code: 023620
(Call in 10 minutes prior to be included)

Conference Call Replay:	Replay Dial-In available through
August 17, 2023:
866-813-9403 or 929-458-6194
Replay Passcode: 189497

Live Webcast:	http://investors.timken.com

About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com) designs a growing portfolio of engineered bearings and industrial motion products. With more than a century of knowledge and innovation, we continuously improve the reliability and efficiency of global machinery and equipment to move the world forward. Timken posted $4.5 billion in sales in 2022 and employs more than 19,000 people globally, operating from 46 countries. Timken has been recognized among America's Most Responsible Companies by Newsweek, the World's Most Ethical Companies® by Ethisphere, America's Most Innovative Companies by Fortune and America's Best Large Employers, Best Employers for New Graduates and Best Employers for Women by Forbes.

Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading “2023 Outlook," are forward-looking.

The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the second quarter of 2023; the company's ability to respond to the changes in its end markets that could affect demand for the company's products or services; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; logistical issues associated with port closures or congestion, delays or increased costs; the impact of changes to the company’s accounting methods; political risks associated with government instability; recent world events that have increased the risks posed by international trade disputes, tariffs, sanctions and hostilities; weakness in global or regional general economic conditions and capital markets (as a result of financial stress affecting the banking system or otherwise); the impact of inflation on employee expenses, shipping costs, raw material costs, energy and fuel prices, and other production costs; the company’s ability to satisfy its obligations under its debt agreements and renew or refinance borrowings on favorable terms in a rising interest rate environment; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired

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companies, including realizing any accretion, synergies, and expected cashflow generation within expected timeframes or at all; fluctuations in customer demand; the impact on the company's pension obligations and assets due to changes in interest rates, investment performance and other tactics designed to reduce risk; the introduction of new disruptive technologies; unplanned plant shutdowns; the effects of government-imposed restrictions, commercial requirements, and company goals associated with climate change and emissions or other waste reduction initiatives; unanticipated litigation, claims, investigations or assessments; the company’s ability to maintain positive relations with unions and works councils; the company’s ability to compete for skilled labor and to attract, retain and develop management and other key employees; negative impacts to the company’s operations or financial position as a result of COVID-19 or other epidemics and associated governmental measures; and the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, acquisitions and capital investments. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2022, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

###

Media Relations:
Scott Schroeder
234.262.6420
scott.schroeder@timken.com

Investor Relations:
Neil Frohnapple
234.262.2310
neil.frohnapple@timken.com

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The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except share data) (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$1,272.3	$1,153.7	$2,535.1	$2,278.3
Cost of products sold	866.9	801.3	1,712.9	1,587.6
Selling, general & administrative expenses	184.9	155.9	371.7	310.0
Amortization of intangible assets	17.3	10.6	30.8	21.5
Impairment and restructuring charges	2.5	10.0	31.4	11.0
Operating Income	200.7	175.9	388.3	348.2
Non-service pension and other postretirement income (expense)	0.1	(7.9)	0.2	(6.6)
Other income (expense), net	2.2	(1.1)	5.3	(0.9)
Interest expense, net	(26.4)	(17.3)	(49.0)	(31.0)
Income Before Income Taxes	176.6	149.6	344.8	309.7
Provision for income taxes	47.1	44.0	89.6	82.2
Net Income	129.5	105.6	255.2	227.5
Less: Net income attributable to noncontrolling interest	4.3	0.6	7.7	4.3
Net Income Attributable to The Timken Company	$125.2	$105.0	$247.5	$223.2

Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings per share	$1.74	$1.43	$3.43	$3.01
Diluted Earnings per share	$1.73	$1.42	$3.39	$2.98

Average Shares Outstanding	71,882,843	73,660,410	72,162,267	74,234,300
Average Shares Outstanding - assuming dilution	72,512,991	74,182,793	72,907,804	74,877,248

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BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2023	2022	2023	2022

Engineered Bearings
Net sales	$857.2	$798.3	$1,757.9	$1,570.7
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$185.5	$167.5	$390.5	$335.8
EBITDA Margin (1)	21.6%	21.0%	22.2%	21.4%
Industrial Motion
Net sales	$415.1	$355.4	$777.2	$707.6
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$80.9	$65.1	$129.1	$127.5
EBITDA Margin (1)	19.5%	18.3%	16.6%	18.0%
Unallocated corporate expense	$(13.2)	$(13.4)	$(30.9)	$(26.3)
Corporate pension and other postretirement benefit related income (expense) (2)	1.0	(11.6)	1.9	(14.2)

Consolidated
Net sales	$1,272.3	$1,153.7	$2,535.1	$2,278.3
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$254.2	$207.6	$490.6	$422.8
EBITDA Margin (1)	20.0%	18.0%	19.4%	18.6%

(1) EBITDA is a non-GAAP measure defined as operating income plus other income (expense) and excluding depreciation and amortization. EBITDA Margin is a non-GAAP measure defined as EBITDA as a percentage of net sales. EBITDA and EBITDA Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBITDA and EBITDA Margin is useful to investors as these measures are representative of the core operations of the segments and Company, respectively.

(2) Corporate pension and other postretirement benefit related income (expense) primarily represents actuarial gains and (losses) that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial gains and (losses) in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

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CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)	(Unaudited)
	June 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$344.3	$331.6
Restricted cash	8.0	9.1
Accounts receivable, net	811.9	699.6
Unbilled receivables	121.8	103.9
Inventories, net	1,251.7	1,191.3
Other current assets	173.1	168.5
Total Current Assets	2,710.8	2,504.0
Property, plant and equipment, net	1,255.5	1,207.4
Operating lease assets	111.9	101.4
Goodwill and other intangible assets	2,074.5	1,863.6
Other assets	98.6	96.0
Total Assets	$6,251.3	$5,772.4
LIABILITIES
Accounts payable	$392.2	$403.9
Short-term debt, including current portion of long-term debt	53.2	49.0
Income taxes	77.8	51.3
Accrued expenses	499.2	508.2
Total Current Liabilities	1,022.4	1,012.4
Long-term debt	2,046.5	1,914.2
Accrued pension benefits	161.3	160.3
Accrued postretirement benefits	31.5	31.4
Long-term operating lease liabilities	70.3	65.2
Other non-current liabilities	269.3	236.0
Total Liabilities	3,601.3	3,419.5
EQUITY
The Timken Company shareholders' equity	2,531.3	2,268.3
Noncontrolling interest	118.7	84.6
Total Equity	2,650.0	2,352.9
Total Liabilities and Equity	$6,251.3	$5,772.4

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2023	2022	2023	2022
Cash Provided by (Used in)
OPERATING ACTIVITIES
Net Income	$129.5	$105.6	$255.2	$227.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51.2	40.7	96.8	82.1
Impairment charges	—	8.8	28.3	8.8
Loss (gain) on divestitures	0.4	—	(3.6)	—
Stock-based compensation expense	6.1	8.5	17.1	15.6
Pension and other postretirement expense	0.7	10.2	1.1	11.2
Pension and other postretirement benefit contributions and payments	(2.4)	(2.9)	(7.2)	(8.1)
Changes in operating assets and liabilities:
Accounts receivable	(37.1)	(31.1)	(87.4)	(149.3)
Unbilled receivables	(6.6)	(19.0)	(17.7)	(2.9)
Inventories	9.2	(55.9)	15.3	(126.1)
Accounts payable	(5.5)	(13.8)	(14.9)	(6.1)
Accrued expenses	15.7	36.1	(29.1)	16.6
Income taxes	(17.3)	5.7	(29.5)	13.8
Other, net	0.1	(14.6)	(1.8)	(6.0)
Net Cash Provided by Operating Activities	$144.0	$78.3	$222.6	$77.1
INVESTING ACTIVITIES
Capital expenditures	$(49.6)	$(40.9)	$(91.3)	$(75.2)
Acquisitions, net of cash received	(295.4)	(152.3)	(324.6)	(152.3)
Investments in short-term marketable securities, net	(1.6)	24.2	(0.8)	23.4
Other, net	(0.9)	5.3	4.7	5.4
Net Cash Used in Investing Activities	$(347.5)	$(163.7)	$(412.0)	$(198.7)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(23.8)	$(22.9)	$(47.4)	$(46.4)
Purchase of treasury shares	(100.5)	(44.3)	(154.5)	(144.3)
Proceeds from exercise of stock options	4.5	(0.5)	17.2	1.6
Payments related to tax withholding for stock-based compensation	(1.3)	0.2	(15.1)	(8.1)
Net proceeds (payments) from credit facilities	64.7	(0.6)	126.6	30.5
Net (payments) proceeds on long-term debt	(1.9)	41.6	(2.6)	341.1
Proceeds on sale of shares in Timken India Limited	284.8	—	284.8	—
Other, net	—	(0.8)	—	3.0
Net Cash Provided by (Used in) Financing Activities	$226.5	$(27.3)	$209.0	$177.4
Effect of exchange rate changes on cash	(9.8)	(6.5)	(8.0)	(7.7)
Increase Increase in Cash, Cash Equivalents and Restricted Cash	$13.2	$(119.2)	$11.6	$48.1
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	339.1	425.2	340.7	257.9
Cash, Cash Equivalents and Restricted Cash at End of Period	$352.3	$306.0	$352.3	$306.0

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Reconciliations of Adjusted Net Income to GAAP Net Income and Adjusted Earnings Per Share to GAAP Earnings Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes that the non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2023	EPS	2022	EPS	2023	EPS	2022	EPS
Net Income Attributable to The Timken Company	$125.2	$1.73	$105.0	$1.42	$247.5	$3.39	$223.2	$2.98

Adjustments: (1)
Acquisition intangible amortization	$17.3		$10.6		$30.8		$21.5
Impairment, restructuring and reorganization charges (2)	6.1		2.1		36.1		3.7
Corporate pension and other postretirement benefit related (income) expense (3)	(1.0)		11.6		(1.9)		14.2
Russia-related charges (4)	(0.1)		8.4		0.2		13.0
Acquisition-related charges (5)	3.8		1.6		8.5		2.7
Loss (gain) on divestitures and sale of certain assets (6)	0.4		(0.1)		(4.4)		(0.1)
Noncontrolling interest of above adjustments	—		(4.5)		(0.2)		(5.8)
Provision for income taxes (7)	(5.6)		(2.9)		(17.0)		(10.8)
Total Adjustments:	20.9	0.28	26.8	0.36	52.1	0.72	38.4	0.51
Adjusted Net Income Attributable to The Timken Company	$146.1	$2.01	$131.8	$1.78	$299.6	$4.11	$261.6	$3.49

(1) Adjustments are pre-tax, with the net tax provision listed separately.

(2) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; (iii) severance related to cost reduction initiatives; (iv) impairment of assets; and (v) related depreciation and amortization. Impairment, restructuring and reorganization charges for 2023 included $28.3 million related to the impairment of goodwill. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(3) Corporate pension and other postretirement benefit related (income) expense represents actuarial (gains) and losses that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial (gains) and losses in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(4) Russia-related charges include impairments or allowances recorded against certain trade receivables, inventory and other assets to reflect the current impact of Russia's invasion of Ukraine (and associated sanctions) on the Company's operations. Refer to Russia Operations in Management Discussion and Analysis within the Company's quarterly report on Form 10-Q for additional information.

(5) Acquisition-related charges represent deal-related expenses associated with completed transactions and any resulting inventory step-up impact.

(6) Represents the net loss (gain) resulting from divestitures and the sale of certain assets.

(7) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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Reconciliation of EBITDA to GAAP Net Income, EBITDA Margin to Net Income as a Percentage of Sales, and EBITDA Margin, After Adjustments, to Net Income as a Percentage of Sales, and EBITDA, After Adjustments, to Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBITDA. Management also believes that adjusted EBITDA, adjusted EBITDA margin and EBITDA margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended June 30,				Six Months Ended June 30,
	2023	Percentage to Net Sales	2022	Percentage to Net Sales	2023	Percentage to Net Sales	2022	Percentage to Net Sales
Net Income	$129.5	10.2%	$105.6	9.2%	$255.2	10.1%	$227.5	10.0%

Provision for income taxes	47.1		44.0		89.6		82.2
Interest expense	28.3		18.3		52.4		32.6
Interest income	(1.9)		(1.0)		(3.4)		(1.6)
Depreciation and amortization	51.2		40.7		96.8		82.1
Consolidated EBITDA	$254.2	20.0%	$207.6	18.0%	$490.6	19.4%	$422.8	18.6%

Adjustments:
Impairment, restructuring and reorganization charges (1)	$5.7		$2.1		$35.5		$3.7
Corporate pension and other postretirement benefit related (income) expense (2)	(1.0)		11.6		(1.9)		14.2
Russia-related charges (3)	(0.1)		8.4		0.2		13.0
Acquisition-related charges (4)	3.8		1.6		8.5		2.7
Loss (gain) on divestitures and sale of certain assets (5)	0.4		(0.1)		(4.4)		(0.1)
Total Adjustments	8.8	0.7%	23.6	2.0%	37.9	1.4%	33.5	1.4%
Adjusted EBITDA	$263.0	20.7%	$231.2	20.0%	$528.5	20.8%	$456.3	20.0%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; (iii) severance related to cost reduction initiatives; and (iv) impairment of assets. Impairment, restructuring and reorganization charges for 2023 included $28.3 million related to the impairment of goodwill. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(2) Corporate pension and other postretirement benefit related (income) expense represents actuarial (gains) and losses that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial (gains) and losses in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(3) Russia-related charges include impairments or allowances recorded against certain trade receivables, inventory and other assets to reflect the current impact of Russia's invasion of Ukraine (and associated sanctions) on the Company's operations. Refer to Russia Operations in Management Discussion and Analysis within the Company's quarterly report on Form 10-Q for additional information.

(4) Acquisition-related charges represent deal-related expenses associated with completed transactions and any resulting inventory step-up impact.

(5) Represents the net loss (gain) resulting from divestitures and the sale of certain assets.

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Reconciliation of segment EBITDA, after adjustments, to segment EBITDA, and segment EBITDA, after adjustments, as a percentage of sales to segment EBITDA, as a percentage of sales:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Engineered Bearings and Industrial Motion segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBITDA and adjusted EBITDA margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Engineered Bearings
	Three Months Ended June 30,				Six Months Ended June 30,
(Dollars in millions)	2023	Percentage to Net Sales	2022	Percentage to Net Sales	2023	Percentage to Net Sales	2022	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$185.5	21.6%	$167.5	21.0%	$390.5	22.2%	$335.8	21.4%
Impairment, restructuring and reorganization charges (1)	4.1		0.6		5.2		1.6
Russia-related charges (2)	(0.1)		8.4		0.2		13.0
Acquisition-related charges (3)	0.1		—		2.3		—
Loss (gain) on divestitures and sale of certain assets (4)	—		0.1		(4.8)		0.1
Adjusted EBITDA	$189.6	22.1%	$176.6	22.1%	$393.4	22.4%	$350.5	22.3%

Industrial Motion
	Three Months Ended June 30,				Six Months Ended June 30,
(Dollars in millions)	2023	Percentage to Net Sales	2022	Percentage to Net Sales	2023	Percentage to Net Sales	2022	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$80.9	19.5%	$65.1	18.3%	$129.1	16.6%	$127.5	18.0%
Impairment, restructuring and reorganization charges (1)	1.5		1.5		30.2		2.1
Acquisition-related charges (3)	3.1		1.0		3.1		1.4
Loss (gain) on divestitures and sale of certain assets (4)	0.4		(0.2)		0.4		(0.2)
Adjusted EBITDA	$85.9	20.7%	$67.4	19.0%	$162.8	20.9%	$130.8	18.5%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; (iii) severance related to cost reduction initiatives; and (iv) impairment of assets. Impairment, restructuring and reorganization charges for 2023 included $28.3 million related to the impairment of goodwill. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(2) Russia-related charges include impairments or allowances recorded against certain trade receivables, inventory and other assets to reflect the current impact of Russia's invasion of Ukraine (and associated sanctions) on the Company's operations. Refer to Russia Operations in Management Discussion and Analysis within the Company's quarterly report on Form 10-Q for additional information.

(3) The acquisition-related charges represent the inventory step-up impact of the completed acquisitions.

(4) Represents the net loss (gain) resulting from divestitures and the sale of certain assets.

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Reconciliation of Total Debt to Net Debt, the Ratio of Net Debt to Capital, and the Ratio of Net Debt to Adjusted EBITDA:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash and cash equivalents plus total shareholders' equity. Management believes Net Debt, the Ratio of Net Debt to Capital, Adjusted EBITDA (see prior page), and the Ratio of Net Debt to Adjusted EBITDA are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand. The Company presents net debt to adjusted EBITDA because it believes it is more representative of the Company's financial position as it is reflective of the ability to cover its net debt obligations with results from its core operations.

(Dollars in millions)
			June 30, 2023	December 31, 2022
Short-term debt, including current portion of long-term debt			$53.2	$49.0
Long-term debt			2,046.5	1,914.2
Total Debt			$2,099.7	$1,963.2
Less: Cash and cash equivalents			(344.3)	(331.6)
Net Debt			$1,755.4	$1,631.6

Total Equity			$2,650.0	$2,352.9

Ratio of Net Debt to Capital			39.8%	40.9%

Adjusted EBITDA for the Twelve Months Ended			$928.1	$855.9

Ratio of Net Debt to Adjusted EBITDA			1.9	1.9

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$144.0	$78.3	$222.6	$77.1
Less: capital expenditures	(49.6)	(40.9)	(91.3)	(75.2)
Free cash flow	$94.4	$37.4	$131.3	$1.9

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Reconciliation of EBITDA, After Adjustments, to GAAP Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBITDA. Management also believes that the non-GAAP measure of adjusted EBITDA is useful to investors as it is representative of the Company's core operations and is used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Twelve Months Ended June 30, 2023	Twelve Months Ended December 31, 2022
Net Income	$444.7	$417.0
Provision for income taxes	141.3	133.9
Interest expense	94.4	74.6
Interest income	(5.6)	(3.8)
Depreciation and amortization	178.7	164.0
Consolidated EBITDA	$853.5	$785.7
Adjustments:
Impairment, restructuring and reorganization charges (1)	$71.3	$39.5
Corporate pension and other postretirement benefit related (income) expense (2)	(13.2)	2.9
Acquisition-related charges (3)	20.6	14.8
Gain on divestitures and sale of certain assets (4)	(7.2)	(2.9)
Russia-related charges (5)	2.8	15.6
Tax indemnification and related items	0.3	0.3
Total Adjustments	74.6	70.2
Adjusted EBITDA	$928.1	$855.9

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; (iii) severance related to cost reduction initiatives; and (iv) impairment of assets. Impairment, restructuring and reorganization charges for the twelve months ended December 31, 2022 and June 30, 2023 included $29.3 million related to the sale of Timken Aerospace Drives Systems, LLC ("ADS"). In addition, impairment, restructuring and reorganization charges for the twelve months ended June 30, 2023 included $28.3 million related to the impairment of goodwill. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(2) Corporate pension and other postretirement benefit related (income) expense represents actuarial (gains) and losses that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial (gains) and losses in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement.

(3) Acquisition-related charges represent deal-related expenses associated with completed transactions and any resulting inventory step-up impact.

(4) Represents the net gain resulting from divestitures and the sale of certain assets.

(5) Russia-related charges include impairments or allowances recorded against certain property, plant and equipment, inventory and trade receivables to reflect the current impact of Russia's invasion of Ukraine (and associated sanctions) on the Company's operations. In addition to impairments and allowances recorded, the Company recorded a loss on the divestiture of its Timken-Rus Service Company ooo ("Timken Russia") business during the third quarter of 2022. Refer to Russia Operations in Management Discussion and Analysis within the Company's quarterly report on Form 10-Q for additional information.

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Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2023 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$5.70	$6.10

Forecasted Adjustments:
Impairment, restructuring and other special items, net (1)	0.55	0.55
Acquisition-related intangible amortization expense, net	0.65	0.65
Forecasted full year adjusted diluted earnings per share	$6.90	$7.30

(1) Impairment, restructuring and other special items, net do not include the impact of any potential future mark-to-market pension and other postretirement remeasurement adjustments, because the amounts will not be known until incurred.

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